Supplemental Lease Agreement

Party A: Beijing ZhongGuanCui Life Science Park Development Company

Party B: QD Niao Bio-Technology Company

Party C: NeoStem (China), Inc.

This agreement is additional to the three copies of lease agreement signed by Party A & B on May 12, 2009, transferring the obligations & rights listed below:

1. On May 12, 2009 parties A & B have signed three copies of the lease agreement for rooms# D004, D201 & A211 at Life Science Park.

2. After negotiated & agreed by all three parties, all the obligations & rights in the lease mentioned above have been transferred from party B to party C from the date the supplemental agreement **was** signed. All articles in the agreement remain unchanged.

3. Party C's registered capital was not in place then, so the original lease agreement was signed by party B with Party A the leasor. The lease has been transferred from party B to party C since the registered process has been completed & business has operated normally. Therefore the supplemental agreement is signed by all three parties.

4. RMB 485,494.71 deposit paid by party B, when the original lease was signed, will be taken over by party C after reaching an agreement by all three parties.

5. The supplemental agreement is valid from the date all three parties have signed. For a total of nine copies, three copies will be distributed to each party & have same legal effect.

Party A: Beijing ZhongGuanCui Life Science Park Company

Legal Rep.: Shu Guang Yuan

Signing date: February 20, 2010

Party B: QD Niao Bio-Technology Company

Legal Rep.: Hong Bing Liu

Signing date: February 20, 2010

Party C: NeoStem (China), Inc.

Legal Rep.: Ping Sun

Signing date: February 20, 2010

Appendix I

Three copies <<Lease Agreement>>

House Lease Agreement

Lessor: Beijing Zhongguancun Life Science Park Development Co., Ltd. ("Party A")

Address: 29 Shengmingyuan Road, Changping District, Beijing City

Postcode: 102206

Legal representative: Yuan Shuguang

Lessee: ("Party B")

Address: Room 402, Building 9, No. 61, Fushan Road, Qingdao City

Postcode: 266000

Legal representative: Liu Hong Bing

Party A and Party B arrive at the following house lease agreement in the spirit of equality, free will and consensus and in accordance with *Contract Law of the People's Republic of China*, and other relevant laws and regulations.

Article 1 Basic information about the house to be leased

The house leased out by Party A is Room A211 (details of its location and plan are given in Appendixes) of Biotech Innovation Center of Beijing Zhongguancun Life Science Park, is of rebar concrete structure, 5.4 m in height, 287.36 m^2 in floorage, and is used for office work.

Article 2 Responsibilities and obligations of Party A

2.1 Party A shall ensure that it has full ownership over of the house. Party A shall deal with all disputes on ownership or leasehold of the house between Party B and the third Party for reasons ascribable to Party A, and shall undertake all the legal liabilities.

2.2 Ensure that Party B can use the target house under this Agreement under the premise of duly fulfilling this Agreement.

Article 3 Responsibilities and obligations of Party B

3.1 Pay the rent, property management fee and relevant energy fees as agreed upon in this Agreement.

3.2 Use the house for the purpose as agreed upon in this Agreement, and protect the facilities in the house.

3.3 Formulate comprehensive safety management regulations and emergency response

plan, and undertake the safety responsibility of public order, fire control, environmental protection, etc. within the scope of subject matter.

3.4 Observe the property management regulations of Party A before the establishment of owners committee.

Article 4 Lease period and lease price of the house

4.1 The period for Party B leasing in Room A211 of Innovation Center is 28 months, namely from 11 January 2010 to 10 May 2012.

4.2 From 11 January 2010 to 10 May 2010, Party A charges rent from Party B at the preferential price of RMB3.0/day/m^2 floorage, and the monthly rent is RMB twenty-six thousand two hundred and twenty-one point six (RMB26,221.60). From 11 May 2010 to the expiry of Agreement, Party A charges rent from Party B according to the standard price of RMB3.5/day/m^2 floorage, and the monthly rent is RMB thirty thousand five hundred and ninety-one point eight seven (RMB30,591.87).

4.3 In the validity period of the Agreement, Party B shall, according to the agreement signed between it and relevant management company appointed by Party A, pay property management fee and energy fee to the property management company appointed by Party A.

Article 5 Method of payment of rent

5.1 This Agreement adopts the payment method of "three months' security deposit plus a prepayment of three months' rent", namely, three months is a payment period, and three months' rent is required to be paid each time.

5.2 In making the first payment of rent to Party A, Party B shall pay additional three months' rent as security deposit for house lease.

5.3 Party B shall make the first payment within five workdays after signing this Agreement, with the security deposit of RMB ninety-one thousand seven hundred and seventy-five point six one (RMB91,775.61), the rent of RMB seventy-eight thousand six hundred and sixty-four point eight (RMB78,664.8), totalling one hundred and seventy thousand four hundred and forty point four one (RMB170,440.41). Afterwards Party B shall pay rent every three months on the 1st day to the 10th day of each payable month (the first month after "every three months").

5.4 The security deposit specified in Paragraph 2 of Article 5 of this Agreement is the

security deposit for Party B leasing in the property under this Agreement. When Party B returns the house, Party A and its appointed property management company ("property management company") will return all the security deposit to Party B within five workdays after confirming that no damage (excluding normal wear and damage) has happened to the house; for any loss and damage, Party A and Party B will sign *Agreement on Damage* according to the actual damages of the house upon friendly negotiation, and make corresponding deduction from the security deposit as agreed upon in the said agreement, and Party A shall return the remaining amount of the security deposit to Party B within five workdays after the deduction. If the security deposit is not enough to cover the actual damages, Party B shall make up the compensation for Party A according to actual damages.

Article 6 Delivery of house

Party A shall deliver the house to Party B within five workdays after signing this Agreement, and shall check the internal facilities and energy supply of the house together with the property management company, and the checklist shall take effect upon affixing of signatures of both parties thereto. Party A shall move away all the office furniture and other moveable articles (if any) within the scope of the subject matter before delivering the house, and shall not dismantle the existing fixed facilities and equipments of the house without the written consent of Party B.

Article 7 Liabilities for delaying payment

In the lease period, if Party B delays paying rent, it shall pay forfeit to Party A as per "0.2% of payable rent" per day of delay. In the payable month, Party A may send a five workdays' notice to Party B to inform the payable fee and period.

Article 8 Supply and fees for the normal operation of infrastructure and public supporting facilities of the house

8.1 Party A shall ensure power supply for the office work of Party B.

8.2 Party B shall pay electricity fee according to the electric meter readings and the property management agreement signed between it and the property management company appointed by Party A.

8.3 Air conditioning shall be subject to the agreement signed between Party B and relevant management company appointed by Party A.

8.4 Party B shall carefully and properly use the house and the facilities in it, and shall

ensure strict and rational safety management. Party A shall regularly check and remove potential fire and safety dangers of the house and all of its facilities belonging to Party A, and Party B shall support Party A in that work.

8.5 Party B shall be responsible for safety affairs like environmental safety and public safety within the scope of use of the house leased, and shall, according to *Safety Responsibility Agreement*, bear all liabilities for all the safety accidents and damages caused by it.

Article 9 Agreements on decoration

9.1 Party B shall maintain the original function and appearance of the house in order to safeguard the overall interests of property.

9.2 Party B shall not dismantle or change the original supporting facilities of the house without filing a written application with the property management company and receiving a written reply.

9.3 The property management company appointed by Party A will provide all possible conveniences in the decoration period and assist Party B in handling matters concerning reporting for approval and acceptance of the decoration.

9.4 The design of the appearance of Party B's company in the public area shall conform to the unified requirements specified by the property management department of Party A, and the signboard shall also be made according to the unified specifications specified by Party A.

9.5 If this Agreement is terminated or cancelled, Party B shall remove all the decorations of the house in order to restore the house to its original state. Party B shall remove its decorations on the house within 25 workdays after expiry of this Agreement. Unless otherwise approved by Party A, if Party B does not remove all or part of the decorations within 25 workdays after termination or cancellation of this Agreement, Party A has the right to remove the said decorations, and reasonable fees arising therefrom shall be undertaken by Party B. Party A or any third party intending to have the said decorations shall obtain approval from Party B, and the compensation for decoration fee shall be negotiated between the parties concerned.

Article 10 Relevant property management agreements

10.1 The management on public properties of the building shall be under the charge of

the property management company appointed by Party A before establishment of owners committee.

10.2 Party B shall sign a property management agreement with the property management company appointed by Party A to specify the matters concerning the services and fees.

10.3 After the occupancy rate of the building reaches 80%, an owners committee will be established to determine the matters concerning the management on public properties.

Article 11 Repair of the house and facilities

11.1 Party A shall undertake the responsibility for repairing the damages caused by nonhuman factors to the durable facilities of the house to be leased, and undertake corresponding repair expenses.

11.2 For the damages of the house and facilities caused by improper use of Party B, the property management department will assist Party B in repairing, and Party B shall undertake the repair expenses.

11.3 The quality guarantee period of the repair of the house is one month, starting from the date of the completion of repair.

Article 12 Other matters negotiated between the two parties

12.1 Party A possesses the right to use and name the roofs and outer walls of the building where the house is in.

12.2 The house leased in by Party B shall be used for office work only, and the lessee shall not arbitrarily change the main structure, load bearing structure and purpose of the house, and shall not arbitrarily build windows in the outer wall of the house or change the positions of public pipelines and other equipments, and shall not exceed the load standard of the house and its facilities such as power system confirmed in the technical disclosure between the two parties.

12.3 Party B has the right, together with other obligees, to enjoy the public places and facilities related to the house in the lease period, and shall fulfil corresponding obligations according to the occupied area and the shared area of public places and houses.

12.4 Neither party shall arbitrarily change the functions of the public places and facilities related to the house.

12.5 Considering that some users of the building use electricity above the designed load, if it is necessary to upgrade equipments and increase power capacity in the future because the existing power capacity fails to meet the demands of users, the investment of the said project shall be undertaken by the parties using electricity above the designed load.

12.6 Party B and its employees can enter, leave and use the leased property around the o'clock every day.

Article 13 Settlement of disputes

Any dispute arising in the performance of this Agreement shall preferably be settled through negotiation between the two parties, or if negotiation fails, be filed with the people's court of the location where the Agreement is performed.

Article 14 Cancellation of Agreement

14.1 If Party B intends to cancel this Agreement upon negotiation, Party B shall inform Party A in written form 30 days in advance. If Party B has decorated the house leased, Party A has the right to ask Party B to restore the house to its original state, and Party A shall return the security deposit and undue rent of the house if the property is accepted. At that time, Party A has the right to deduct one month's rent from the security deposit of Party B as compensation.

14.2 If any problem is found in the acceptance test of the property, Party A will, upon friendly negotiation with Party B, deduct corresponding amount from the security deposit of Party B according to the damages of the property, and Party B does not bear liabilities for the natural damage of the property during the normal use of it.

14.3 If Party B has delayed payment of payable rent for more than three months, Party A has the right to require cancelling this Agreement, and require Party B to undertake the liabilities for breach of the Agreement according to Article 7 of this Agreement.

Article 15 Validation of Agreement

This Agreement shall come into effect as from the date of conclusion. Any matter not covered in this Agreement may be provided for through a supplementary agreement upon friendly negotiation between the two parties.

Article 16 Extension of lease

If Party B intends to continue leasing the house after expiry of this Agreement, Party B shall file a written request with Party A 90 days before expiry of this Agreement;

and Party B shall have the right of first refusal under the same conditions, and a new lease agreement shall be signed after Party A approves the written application for extension of lease upon negotiation with Party B.

Article 17 Amendment of Agreement

If Party B registers a new company (the newly registered company shall meet the intake conditions of Innovation Center) in the validity period of the agreement, Party A and Party B agree to transfer relevant rights and obligations of this Agreement to the said newly registered company, and will together with this company sign a three-party agreement to confirm specific rights and obligations.

Article 18 Legal interpretation of Agreement

Interpretation of this Agreement shall be governed by the laws and regulations of the People's Republic of China, and the legitimate rights and interests of the two parties to this Agreement are protected by the laws of the People's Republic of China.

Article 19 Force majeure

19.1 If any damage of the house, suspension of energy supply, damage of the infrastructure of the house, etc. arising from any force majeure impedes Party B using the house normally as per this Agreement, Party A shall make the best effort to recover the normal use of the house as soon as possible, Party A shall agree to reduce or exempt rent or prolong the lease period according to the negative impact sustained by Party B.

19.2 If the house can not be used normally for more than two months due to force majeure, Party B has the right to terminate this Agreement with a written notice to Party A. Party A shall return the security deposit and undue rent in full within five workdays after receiving the notice of termination of this Agreement.

Article 20 Others

20.1 This Agreement consists of 20 articles and two appendixes with the same legal force.

20.2 This Agreement shall be executed in six counterparts, with three held by either party.

Appendixes: 1. House location and plan

2. Safety Responsibility Agreement of Zhongguancun Life Science Park

Party A: Beijing Zhongguancun Life Science Park Development Co., Ltd. (Seal)

Legal representative (or authorized agent): Yuan Shuguang

Signing date: May 12, 2009

Party B: Qingdao Niao Bio-Technology Company

Legal representative (or authorized agent): Liu Hongbing

Signing date: May 12, 2009